Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the  incorporation  by  reference  in the  following  Registration
Statements: (i) Form S-8 (No.33-52148) pertaining to the Ultramar Diamond Shamrock Corporation 1992 Long-Term Incentive Plan, (ii) Form S-8 (No. 33-62894) pertaining to the Ultramar Diamond Shamrock Corporation Restricted Share Plan for Directors, (iii) Form S-8 (No. 333-19131) pertaining to the Diamond Shamrock, Inc. 1987 Long-Term Incentive Plan and the Diamond Shamrock, Inc.
Long-Term Incentive Plan, (iv) Form S-3 (Nos. 333-28737 and 333-46775) pertaining to the universal shelf registration of Ultramar Diamond Shamrock Corporation, (v) Form S-8 (No. 333-27697) pertaining to the Ultramar Diamond Shamrock Corporation Non-Employee Director Equity Plan, (vi) Form S-8 (No. 333-27699) pertaining to the Ultramar Diamond Shamrock Corporation 1996 Long-Term Incentive Plan, (vii) Form S-8 (No. 333-27701) pertaining to the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan, and (viii) Form S-8 (No. 333-27703) pertaining to the Ultramar Diamond Shamrock Corporation Non-Qualified 401(k) Plan of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Ultramar Diamond Shamrock Corporation (formerly Ultramar Corporation) for the years ended December 31, 1996 and 1995 included in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

San Antonio,  Texas
March 16, 1998